Exhibit 10.8

EIGHTH AMENDMENT

TO

AMENDED AND RESTATED PARTNERSHIP AGREEMENT

          THIS EIGHTH AMENDMENT (the “Eighth Amendment”), dated as of January 15, 2007, to the Amended and Restated Partnership Agreement, dated as of March 22, 1999, as amended by the First Amendment dated as of November 15, 1999, the Second Amendment dated as of November 18, 1999, the Third Amendment dated as of May 1, 2003, the Fourth Amendment dated as of January 27, 2004, the Fifth Amendment dated as of February 15, 2005, the Sixth Amendment dated as of August 8, 2005, and the Seventh Amendment dated as of December 12, 2006 (collectively, the “Agreement”), of ACADIA REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (the “Partnership”). Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Agreement.

BACKGROUND

          The General Partner desires to establish and set forth the terms of a new class of Partnership Interests designated as LTIP Units, and the LTIP Units shall have the terms set forth in Annex C to this Eighth Amendment to the Agreement.

          Section 3.2(B) of the Agreement authorizes the General Partner to cause the Partnership to issue additional interests in the Partnership to existing or newly-admitted Partners in exchange for the contribution by a Partner of additional Capital Contributions to the Partnership. Such additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, which may be senior, pari passu or junior to OP Units, all as shall be determined by the General Partner in its sole and absolute discretion.

          Section 16(B) of the Agreement provides that the General Partner has the power, without the consent of the Limited Partners of the Partnership, to amend the Agreement as may be required to facilitate or implement the admission of Partners in accordance with the Agreement and to set forth the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Section 3.2.

          The General Partner has made the determination pursuant to Section 16(B) of the Agreement that consent of the Limited Partners of the Partnership is not required with respect to the matters set forth in this Eighth Amendment to the Agreement.

          NOW, THEREFORE, the parties hereto, for good and sufficient consideration and intending to be legally bound, hereby amend the Agreement as follows:

            1. Section 2 of the Agreement is amended by inserting the following definitions in alphabetical order:

“2006 LTIP Plan” has the meaning set forth in Section 3.B of Annex C to the Eighth Amendment to this Agreement.

“Constituent Person” has the meaning set forth in Section 7.G of Annex C to the Eighth Amendment to this Agreement.

“Economic Capital Account Balance” has the meaning set forth in Section 7.3(K).

“Interim Distribution Amount” means, with respect to an LTIP Unit, an amount equal to the distributions that would have been distributed to the holder of such LTIP Unit hereunder prior to the LTIP Unit Distribution Participation Date, had the LTIP Unit Distribution Participation Date been the date such Unit was granted.

“Liquidating Gains” has the meaning set forth in Section 7.3(K).

“Liquidating Losses” has the meaning set forth in Section 7.3(K).

“LTIP Unit Adjustment Events” has the meaning set forth in Section 5 of Annex C to the Eighth Amendment to this Agreement.

“LTIP Unit Capital Account Limitation” has the meaning set forth in Section 7.B of Annex C to the Eighth Amendment to this Agreement.

“LTIP Unit Conversion Date” has the meaning set forth in Section 7.C of Annex C to the Eighth Amendment to this Agreement.

“LTIP Unit Conversion Notice” has the meaning set forth in Section 7.C of Annex C to the Eighth Amendment to this Agreement.

“LTIP Unit Conversion Right” has the meaning set forth in Section 7.A of Annex C to the Eighth Amendment to this Agreement.

“LTIP Unit Distribution Participation Date” has the meaning set forth in Section 3.B of Annex C to the Eighth Amendment to this Agreement.

“LTIP Unit Distribution Payment Date” has the meaning set forth in Section 3.A of Annex C to the Eighth Amendment to this Agreement.

“LTIP Unit Forced Conversion” has the meaning set forth in Section 7.D of Annex C to the Eighth Amendment to this Agreement.

“LTIP Unit Forced Conversion Notice” has the meaning set forth in Section 7.D of Annex C to the Eighth Amendment to this Agreement.

“LTIP Unit Limited Partner” means any Person holding LTIP Units, and named as a LTIP Unit Limited Partner in Annex A attached hereto, as such Annex may be amended from time to time.

“LTIP Units” means the Partnership Interests designated as such having the rights, powers, privileges, restrictions, qualifications and limitations set forth in Annex C to the Eighth Amendment to this Agreement.

“OP Unit Economic Balance” has the meaning set forth in Section 7.3(K).

“Partnership Record Date” means the record date established by the General Partner for the distribution of cash pursuant to Sections 8.1 and 8.2 hereof, which record date shall be the same as the record date established by the General Partner for the payment of dividends to holders of Common Shares of the General Partner on account of some or all of the General Partner’s share of such distribution by the Partnership.

“Transaction” has the meaning set forth in Section 7.G of Annex C to the Eighth Amendment to this Agreement.

“Unvested LTIP Units” has the meaning set forth in Section 2.A of Annex C to the Eighth Amendment to this Agreement.

“Vested LTIP Units” has the meaning set forth in Section 2.A of Annex C to the Eighth Amendment to this Agreement.

“Vesting Agreement” has the meaning set forth in Section 2.A of Annex C to the Eighth Amendment to this Agreement.

            2. The following definitions contained in Section 2 of the Agreement are amended as follows:

            (a) Section (ii) of the definition of “Gross Asset Value” is hereby amended and restated in its entirety as follows:

          (ii) the Gross Asset Value of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the acquisition of a more than de minimis additional interest in the Partnership by any new or existing Partner as consideration for the provision of services to or for the benefit of the Partnership in a partner capacity or in anticipation of becoming a partner; (c) any issuance of LTIP Units by the Partnership; (d) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership; and (e) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a), (b), (c) and (d) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

            (b) The definition of “Limited Partner” is hereby amended and restated in its entirety:

          “Limited Partner” shall mean the Persons listed as limited partners on Annex A or any Person (i) who becomes a Limited Partner pursuant to the terms and conditions of this Agreement, and (ii) who holds a Partnership Interest. “Limited Partners” means all such Persons and shall include, without limitation, holders of OP Units, holders of Preferred Units, and LTIP Unit Limited Partners.

            (c) The definition of the term “Percentage Interest” is hereby amended by adding the following sentence at the end thereof:

For purposes of calculations of Percentage Interests at any time, the Percentage Interest of any LTIP Unit Limited Partner and the total number of Partnership Interests shall exclude any LTIP Units for which the LTIP Unit Distribution Participation Date has not occurred as of such time.

            3. Section 3.2 of the Agreement is hereby supplemented by adding the following paragraph (F) to the end thereof:

             F. Issuance of LTIP Units. From and after the date hereof the Partnership shall be authorized to issue LTIP Units. From time to time the General Partner may issue LTIP Units to Persons providing services to or for the benefit of the Partnership. LTIP Units are intended to qualify as profits interests in the Partnership. LTIP Units shall have the terms set forth in Annex C to the Eighth Amendment to this Agreement.

            4. Section 3.8 of the Agreement is hereby supplemented by adding the following paragraph at the end of Section 3.8:

             Holders of LTIP Units shall not be entitled to the rights of exchange or redemption provided for in Section 3.8 of this Agreement, unless and until such LTIP Units have been converted into OP Units (or any other class or series of Partnership Interests entitled to such rights of exchange or redemption). Notwithstanding the foregoing, and except as otherwise permitted by the award, plan or other agreement pursuant to which an LTIP Unit was issued, the rights of exchange or redemption shall not be exercisable with respect to any OP Unit issued upon conversion of an LTIP Unit until two years after the date on which the LTIP Unit was issued, provided however, that the foregoing restriction shall not apply if the right of redemption is exercised by an LTIP Unit Limited Partner in connection with a transaction that falls within the definition of a “change of control” under the agreement or agreements pursuant to which the LTIP Units were issued to such holder.

            5. Section 7.1 of the Agreement is hereby amended and restated in its entirety as follows:

             7.1 Profits. After giving effect to the special allocations set forth in Sections 7.3 and 7.4 hereof (including, without limitation, allocations to holders of Preferred Units pursuant to Section 7.3(H) and special allocations to holders of LTIP Units pursuant to Section 7.3(I)), Profits for any fiscal year shall be allocated among the Partners in proportion to their respective Percentage Interests. For purposes of determining allocations of Profits pursuant to this Section 7.1, to the extent that the LTIP Unit Distribution Participation Date with respect to an LTIP Unit has occurred, such LTIP Unit shall be treated as an OP Unit.

            6. Section 7.2(A) of the Agreement is hereby amended and restated in its entirety as follows:

             A. After giving effect to the special allocations set forth in Sections 7.3 and 7.4 hereof, Losses for any fiscal year shall be allocated among the Partners in proportion to their respective Percentage Interests. For purposes of determining allocations of Losses pursuant to this Section 7.2(A), to the extent that the LTIP Unit Distribution Participation Date with respect to an LTIP Unit has occurred, such LTIP Unit shall be treated as an OP Unit.

            7. Section 7.3 is hereby supplemented by adding the following paragraph (I) to the end thereof:

             (I) Special Interim Allocations. All or a portion of the Profits for a taxable year, if any, shall be specially allocated to the holders of LTIP Units, with respect to which the LTIP Unit Distribution Participation Date has occurred, in proportion to and to the extent of the aggregate distributions with respect to an LTIP Unit made with respect to a taxable period pursuant to Section 8.6 hereof.

            8. Section 7.3 is hereby supplemented by appending the following new paragraph (J):

             J. Forfeiture Allocations. Upon a forfeiture of any unvested Partnership Interest by any Partner, gross items of income, gain, loss or deduction shall be allocated to such Partner if and to the extent required by final Regulations promulgated after the effective date of the Eighth Amendment to this Agreement to ensure that allocations made with respect to all unvested Partnership Interests are recognized under Code Section 704(b).

            9. Section 7.3 is hereby supplemented by adding the following paragraph (K) to the end thereof:

             K. Special Allocations With Respect to LTIP Units. After giving effect to the special allocations set forth in Sections 7.3(A) through 7.3(J) hereof, and notwithstanding the provisions of Sections 7.1 and 7.2 above, but subject to the prior allocation of Profits under Section 7.1 above, any Liquidating Gains shall first be allocated to the holders of LTIP Units until the Economic Capital Account Balances of such holders, to the extent attributable to their ownership of LTIP Units, are equal to (i) the OP Unit Economic Balance, multiplied by (ii) the number of their LTIP Units; provided that no such Liquidating Gains will be allocated with respect to any particular LTIP Unit unless, and such allocations, if any, shall be made only to the extent that, such Liquidating Gains, when aggregated with other Liquidating Gains realized by holders of LTIP Units since the issuance of such LTIP Unit, exceed Liquidating Losses realized since the issuance of such LTIP Unit. After giving effect to the special allocations set forth in Sections 7.3(A) through 7.3(K) hereof, and notwithstanding the provisions of Sections 7.1 and 7.2 above, in the event that, due to distributions with respect to OP Units in which the LTIP Units do not participate or otherwise, the Economic Capital Account Balance of any present or former holder of LTIP Units, to the extent attributable to the holder’s ownership of LTIP Units, exceeds the target balance specified above, then Liquidating Losses shall be allocated to such holder to the extent necessary to reduce or eliminate the disparity. For this purpose, “Liquidating Gains” means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any event of liquidation of the Partnership), including but not limited to net gain realized in connection with an adjustment to the Gross Asset Value of Partnership assets under the definition of Gross Asset Value in Section 2 of this Agreement. Similarly, “Liquidating Losses” means any net loss realized in connection with any such event. The “Economic Capital Account Balances” of the holders of LTIP Units will be equal to their Capital Account balances, plus the amount of their shares of any Partner Nonrecourse Debt Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to their ownership of LTIP Units. Similarly, the “OP Unit Economic Balance” shall mean (i) the Capital Account balance of the General Partner, plus the amount of the General Partner’s share of any Partner Nonrecourse Debt Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the General Partner’s ownership of OP Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 7.3(K), divided by (ii) the number of the General Partner’s OP Units. Any such allocations shall be made among the holders of LTIP Units in proportion to the amounts required to be allocated to each under this Section 7.3(K). The parties agree that the intent of this Section 7.3(K) is to make the Capital Account balance associated with each LTIP Unit economically equivalent to the Capital Account balance associated with the General Partner’s OP Units (on a per-unit basis), but only if the Partnership has sufficient cumulative net Liquidating Gains with respect to its assets since the issuance of the relevant LTIP Unit. The General Partner may make additional or corrective allocations to the extent necessary to achieve this intent.

            10. Section 7.4 of the Agreement is hereby amended and restated in its entirety as follows:

             7.4 Curative Allocations. The allocations set forth in Sections 7.2(B), 7.3(A), 7.3(B), 7.3(C), 7.3 (D), 7.3(E), 7.3(F) and 7.3(G) hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations under Section 704(b) of the Code. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section 7.4. Therefore, notwithstanding any other provision of this Section 7 (other than Regulatory Allocations and Section 7.6), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 7.1, 7.2(A), 7.3(H) and 7.3(I). In exercising this discretion under this Section 7.4, the General Partner shall take into account future Regulatory Allocations under Sections 7.3(A) and 7.3(B) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 7.3(E) and 7.3(F).

            11. The last sentence of Section 8.1 of the Agreement is hereby amended and restated in its entirety as follows:

Subject to Section 8.6 below, Operating Cash Flow shall be distributed to or for the benefit of the Partners not less frequently than annually, and shall be distributed (i) first, to holders of any class of Preferred Units in accordance with their Percentage Interests in an amount equal to all preferential distributions on such Preferred Units as set forth in the Unit Certificate for such class and at the times set forth therein, and (ii) thereafter, to the extent of the remaining amount, to and among the other Partners in accordance with their respective Percentage Interests; or

            12. The last sentence of Section 8.2 of the Agreement is hereby amended and restated in its entirety as follows:

Subject to Sections 8.6 and 14.2 below, Capital Cash Flow shall be distributed to or for the benefit of the Partners not less frequently than annually, and in any event as provided in the Unit Certificate and shall be distributed first to the holders of Preferred Units in the order of their preference and next to the other Partners, in accordance with the respective Percentage Interests of the Partners on the date of such distribution.

            13. Section 8 of the Agreement is amended by appending the following new Section 8.6:

             8.6 Distributions to LTIP Unit Limited Partners. For purposes of the foregoing calculations of Sections 8.1 and 8.2, issued and outstanding LTIP Units with an associated LTIP Unit Distribution Participation Date that falls on or before the Partnership Record Date for a particular distribution shall be treated as outstanding OP Units. LTIP Units for which the LTIP Unit Distribution Participation Date has not occurred as of the Partnership Record Date for a particular distribution shall not be entitled to any of such distribution. Notwithstanding the provisions of Section 8, but subject to distributions to holders of Preferred Units in accordance with clause (i) in each of Sections 8.1 and 8.2, with respect to an LTIP Unit, upon the LTIP Unit Distribution Participation Date, Operating Cash Flow and Capital Cash Flow shall be distributed to the holder of such LTIP Unit in an amount equal to the Interim Distribution Amount; provided, however, the amount distributed shall not exceed the amount of Profits for such taxable period; and provided, further, that, to the extent the entire amount of the Interim Distribution Amount cannot be made in a taxable period, the remaining Interim Distribution Amount will be carried forward to the next taxable period and distributed to the extent of Profits in such following taxable period.

            14. Article 11 of the Agreement is amended by appending the following new Section 11.7:

             11.7 Safe Harbor Election. To the extent provided for in Regulations, revenue rulings, revenue procedures and/or other IRS guidance issued after the date hereof, the Partnership is hereby authorized to, and at the direction of the General Partner shall, elect a safe harbor under which the fair market value of any Partnership Interests issued after the effective date of such Regulations (or other guidance) will be treated as equal to the liquidation value of such Partnership Interests (i.e., a value equal to the total amount that would be distributed with respect to such interests if the Partnership sold all of its assets for their fair market value immediately after the issuance of such Partnership Interests, satisfied its liabilities (excluding any non-recourse liabilities to the extent the balance of such liabilities exceed the fair market value of the assets that secure them) and distributed the net proceeds to the Partners under the terms of this Agreement). In the event that the Partnership makes a safe harbor election as described in the preceding sentence, each Partner hereby agrees to comply with all safe harbor requirements with respect to transfers of such Partnership Interests while the safe harbor election remains effective.

            15. In making distributions pursuant to Sections 8.1, 8.2 and 8.6 of the Agreement and allocations pursuant to Sections 7.1, 7.2 and 7.3 of the Agreement, the General Partner of the Partnership shall take into account the provisions of Annex C to this Eighth Amendment to the Agreement.

          16. The LTIP Units shall have the terms set forth in Annex C to this Eighth Amendment to the Agreement.

          17. Annex A of the Agreement is hereby amended and restated to reflect the admission as Limited Partners on the date hereof the holders of LTIP Units, each of whom shall have the number of LTIP Units as is set forth opposite such holder’s name on Annex A. Annex B of the Agreement is hereby amended and restated to reflect the Capital Contribution made by the holders of LTIP Units.

          18. Except as expressly amended hereby, the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, this Eighth Amendment to the Partnership Agreement is executed and delivered as of the date first written above.

ACADIA REALTY TRUST, a Maryland Real Estate Investment Trust

By:	/s/ Kenneth F. Bernstein

Kenneth F. Bernstein, President

ACADIA REALTY LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Acadia Realty Trust, its General Partner

By:	/s/ Kenneth F. Bernstein

Kenneth F. Bernstein, President

ANNEX A

As of January 15, 2007

A-1

ANNEX B

As of January 15, 2007

B-1

ANNEX C

LTIP Units

          The following are the terms of the LTIP Units:

          1. Designation. A class of Partnership Interests in the Partnership designated as the “LTIP Units” is hereby established. LTIP Units are intended to qualify as profits interests in the Partnership. The number of LTIP Units that may be issued shall not be limited.

          2. Vesting.

                    A. Vesting, Generally. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an award, vesting or other similar agreement (a “Vesting Agreement”). The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the terms of any plan pursuant to which the LTIP Units are issued, if applicable. LTIP Units that have vested and are no longer subject to forfeiture under the terms of a Vesting Agreement are referred to as “Vested LTIP Units”; all other LTIP Units are referred to as “Unvested LTIP Units.” Subject to the terms of any Vesting Agreement, a holder of LTIP Units shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of OP Units are entitled to transfer their OP Units pursuant to Article 12 of the Agreement.

                    B. Forfeiture or Transfer of Unvested LTIP Units. Unless otherwise specified in the relevant Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the forfeiture of any LTIP Units, or the repurchase by the Partnership or the General Partner of LTIP Units at a specified purchase price, then upon the occurrence of the circumstances resulting in such forfeiture or repurchase by the Partnership or the General Partner, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose, or as transferred to the Partnership or General Partner, as applicable. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with a record date prior to the effective date of the forfeiture. In connection with any forfeiture or repurchase of LTIP Units, the balance of the portion of the Capital Account of the holder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 7.3(K) of the Agreement, calculated with respect to the holder’s remaining LTIP Units, if any.

                    C. Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any Vesting Agreement, apply to the LTIP Unit.

          3. Distributions.

                    A. LTIP Distribution Amount. Commencing from and after the LTIP Unit Distribution Participation Date established for any LTIP Units, such LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, (i) to the extent of Profits for a taxable period, distributions equal to the Interim Distribution Amount and (ii) regular, special, extraordinary or other distributions (other than distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Partnership) which may be made from time to time, in an amount per unit equal to the amount of any such distributions that would have been payable to such holders if the LTIP Units had been OP Units (if specified in the Vesting Agreement or other documentation pursuant to which the LTIP Units are issued). For purposes of clarification, distributions of the Interim Distribution Amount shall be made to LTIP Unit holders to allow such holders to receive an amount of distributions as if the LTIP Unit Distribution Participation Date had been the date of grant of such LTIP Units, but only to the extent of Profits realized in the taxable period in which the LTIP Unit Distribution Participation Date occurs, or in subsequent taxable periods. LTIP Units shall also be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Partnership in an amount per unit equal to the amount of any such distributions payable on the OP Units, whether made prior to, on or after the LTIP Unit Distribution Participation Date, provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such LTIP Units to the extent attributable to the ownership of such LTIP Units. Distributions on the LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the General Partner (any such date, a “LTIP Unit Distribution Payment Date”); provided that the LTIP Unit Distribution Payment Date shall be the same as the corresponding date relating to the corresponding distribution on the OP Units. The record date for determining which holders of LTIP Units are entitled to receive a distribution shall be the Partnership Record Date for that distribution. All distributions paid with respect to LTIP Units prior to the date on which the determination is made with respect to events resulting in the forfeiture of such LTIP Units or the repurchase by the Partnership or the General Partner of such LTIP Units shall be retained by the holder of such LTIP Units and not subject to forfeiture or restitution in the event that Unvested LTIP Units fail to become Vested LTIP Units. Following such date of determination, no further distributions will be paid with respect to Unvested LTIP Units that have been forfeited or are repurchased by the Partnership or the General Partner, other than any distributions declared with a record date prior to the effective date of the forfeiture or repurchase.

                    B. LTIP Unit Distribution Participation Date. The “LTIP Unit Distribution Participation Date” for each LTIP Unit will be with respect to LTIP Units granted pursuant to the Acadia Realty Trust 2006 Long-Term Incentive Plan (the “2006 LTIP Plan”), or with respect to other LTIP Units, such date as may be specified in the Vesting Agreement or other documentation pursuant to which such LTIP Units are issued.

          4. Allocations.

          Commencing with the portion of the taxable year of the Partnership that begins on the LTIP Unit Distribution Participation Date established for any LTIP Units, such LTIP Units shall be allocated (i) special allocations pursuant to Section 7.3(I) of the Agreement, in an amount equal to the Interim Distribution Amount (limited to the amount of Profits for the taxable period in which the LTIP Unit Distribution Participation Date occurs, or in subsequent taxable periods) and (ii) Profits and Losses in amounts per LTIP Unit equal to the amounts allocated per OP Unit. The allocations provided by the preceding sentence shall be subject to Sections 7.1 and 7.2 and in addition to any special allocations required by Sections 7.3(A) through 7.3(K) (including, without limitation, allocations to holders of Preferred Units pursuant to Section 7.3(H)). The General Partner is authorized in its discretion to adjust the allocations made under this Section 4 after the LTIP Unit Distribution Participation Date, so that the ratio of (i) the total amount of Profits or Losses allocated with respect to each LTIP Unit in the taxable year in which that LTIP Unit’s LTIP Unit Distribution Participation Date falls (excluding special allocations under Sections 7.3(I) and 7.3(K) of the Agreement), to (ii) the total amount distributed to that LTIP Unit with respect to such period (excluding distributions of the Interim Distribution Amount pursuant to Section 8.6 of the Agreement), is more nearly equal to the ratio of (i) the Profits and Losses allocated with respect to the General Partner’s OP Units in such taxable year to (ii) the amounts distributed to the General Partner with respect to such OP Units and such taxable year.

          5. Adjustments.

          The Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and OP Units for conversion, distribution and other purposes, including without limitation complying with the following procedures; provided that the foregoing is not intended to alter the LTIP Unit Capital Account Limitation (as defined in Section 7.B), the special allocations pursuant to Sections 7.3(I), 7.3(J) and (K) of the Agreement, differences between distributions (other than distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Partnership) to be made with respect to the LTIP Units and OP Units prior to the LTIP Unit Distribution Participation Date for such LTIP Units, differences between distributions (other than distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Partnership) to be made with respect to the LTIP Units and OP Units pursuant to Section 14.2 of the Agreement or Section 3.A hereof in the event that the Capital Accounts attributable to the LTIP Units are less than those attributable to the OP Units due to insufficient special allocations pursuant to Section 7.3(K) of the Agreement or related provisions. If an LTIP Unit Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain such one-for-one correspondence between OP Units and LTIP Units. The following shall be “LTIP Unit Adjustment Events”: (A) the Partnership makes a distribution on all outstanding OP Units in Partnership Interests, (B) the Partnership subdivides the outstanding OP Units into a greater number of units or combines the outstanding OP Units into a smaller number of units, or (C) the Partnership issues any Partnership

Interests in exchange for its outstanding OP Units by way of a reclassification or recapitalization of its OP Units. If more than one LTIP Unit Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every LTIP Unit Adjustment Event as if all LTIP Unit Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be LTIP Unit Adjustment Events: (x) the issuance of Partnership Interests in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Interests pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Interests to the General Partner in respect of a Capital Contribution to the Partnership of proceeds from the sale of securities by the General Partner. If the Partnership takes an action affecting the OP Units other than actions specifically described above as LTIP Unit Adjustment Events and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall make such adjustment to the LTIP Units, to the extent permitted by law and by the terms of any plan pursuant to which the LTIP Units have been issued, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each holder of LTIP Units setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.

          6. Ranking.

          The LTIP Units shall rank on parity with the OP Units in all respects and junior to all Preferred Units, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, subject to the proviso in the first sentence of Section 5.

          7. Right to Convert LTIP Units into OP Units.

                    A. Conversion Right. A holder of LTIP Units shall have the right (the “LTIP Unit Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into OP Units. Holders of LTIP Units shall not have the right to convert Unvested LTIP Units into OP Units until they become Vested LTIP Units; provided, however, that when a holder of LTIP Units is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such Person may give the Partnership an LTIP Unit Conversion Notice conditioned upon and effective as of the time of vesting, and such LTIP Unit Conversion Notice, unless subsequently revoked by the holder of the LTIP Units, shall be accepted by the Partnership subject to such condition. The General Partner shall have the right at any time to cause a conversion of Vested LTIP Units into

OP Units. In all cases, the conversion of any LTIP Units into OP Units shall be subject to the conditions and procedures set forth in this Section 7.

                    B. Number of Units Convertible. A holder of Vested LTIP Units may convert such Vested LTIP Units into an equal number of fully paid and non-assessable OP Units, giving effect to all adjustments (if any) made pursuant to Section 5. Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such holder, to the extent attributable to its ownership of LTIP Units, divided by (y) the OP Unit Economic Balance, in each case as determined as of the effective date of conversion (the “LTIP Unit Capital Account Limitation”).

                    C. Notice. In order to exercise his or her Conversion Right, a holder of LTIP Units shall deliver a notice (a “LTIP Unit Conversion Notice”) in the form attached as Annex D to the Eighth Amendment not less than 10 nor more than 60 days prior to a date (the “LTIP Unit Conversion Date”) specified in such LTIP Unit Conversion Notice. Each holder of LTIP Units covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 7 shall be free and clear of all liens. Notwithstanding anything herein to the contrary (but subject to Section 3.8 of the Agreement), a holder of LTIP Units may deliver a notice pursuant to Section 3.8 of the Agreement relating to those OP Units that will be issued to such holder upon conversion of such LTIP Units into OP Units in advance of the LTIP Unit Conversion Date; provided, however, that the exchange or redemption of such OP Units by the Partnership shall in no event take place until the LTIP Unit Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a holder of LTIP Units in a position where, if he or she so wishes, the OP Units into which his or her Vested LTIP Units will be converted can be exchanged or redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if in accordance with Section 3.8 of the Agreement the General Partner delivers to such holder Common Shares (rather than cash), then such holder can have such Common Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into OP Units. The General Partner shall cooperate with a holder of LTIP Units to coordinate the timing of the different events described in the foregoing sentence.

                    D. Forced Conversion. The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by a holder of LTIP Units to be converted (a “LTIP Unit Forced Conversion”) into an equal number of OP Units, giving effect to all adjustments (if any) made pursuant to Section 5; provided, that the Partnership may not cause an LTIP Unit Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of the holder of such LTIP Units pursuant to Section 7.B. above (including taking into account the LTIP Unit Capital Account Limitation). In order to exercise its right to cause an LTIP Unit Forced Conversion, the Partnership shall deliver a notice (a “LTIP Unit Forced Conversion Notice”) in the form attached as Annex E to the Eighth Amendment to the applicable holder not less than 10 nor more than 60 days prior to the LTIP Unit Conversion Date specified in such LTIP Unit Forced Conversion Notice. A Forced LTIP Unit Conversion Notice shall be provided in the manner provided in Section 17.1 of the Agreement.

                    E. Conversion Procedures. Subject to any exchange or redemption of OP Units to be received upon the conversion of Vested LTIP Units, a conversion of Vested LTIP Units for which the holder thereof has given an LTIP Unit Conversion Notice or the Partnership has given a Forced LTIP Unit Conversion Notice shall occur automatically after the close of business on the applicable LTIP Unit Conversion Date without any action on the part of such holder of LTIP Units, as of which time such holder of LTIP Units shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of OP Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such holder of LTIP Units, upon his or her written request, a certificate of the General Partner certifying the number of OP Units and remaining LTIP Units, if any, held by such Person immediately after such conversion.

                    F. Treatment of Capital Account. For purposes of making future allocations under Section 7.3(K) of the Agreement and applying the LTIP Unit Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable holder of LTIP Units that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the OP Unit Economic Balance.

                    G. Mandatory Conversion in Connection with a Transaction. If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all OP Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an LTIP Unit Adjustment Event), in each case as a result of which OP Units shall be exchanged for or converted into the right, or the holders of OP Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a LTIP Unit Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Interests in the context of the Transaction (in which case the LTIP Unit Conversion Date shall be the effective date of the Transaction and the conversion shall occur immediately prior to the effectiveness of the Transaction).

          In anticipation of such LTIP Unit Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each holder of LTIP Units to be afforded the right to receive in connection with such Transaction in consideration for the OP Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a holder of the same number of OP Units, assuming such holder of OP Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person. In the event that holders of OP Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each holder of LTIP Units of such election, and shall use commercially reasonable efforts to afford such holders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into OP Units in connection with such Transaction. If a holder of LTIP Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a OP Unit would receive if such holder of OP Units failed to make such an election.

          Subject to the rights of the Partnership and the General Partner under any Vesting Agreement and the terms of any plan under which LTIP Units are issued, the Partnership shall use commercially reasonable efforts to cause the terms of any Transaction to be consistent with the provisions of this Section 7 and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any holders of LTIP Units whose LTIP Units will not be converted into OP Units in connection with the Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the OP Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of the holders of LTIP Units.

          8. Redemption at the Option of the Partnership.

          LTIP Units will not be redeemable at the option of the Partnership; provided, however, that the foregoing shall not prohibit the Partnership from (i) repurchasing LTIP Units from the holder thereof if and to the extent such holder agrees to sell such LTIP Units or (ii) from exercising its LTIP Unit Forced Conversion right.

          9. Voting Rights.

                    A. Voting with OP Units. Holders of LTIP Units shall have the right to vote on all matters submitted to a vote of the holders of OP Units; holders of LTIP Units and OP Units shall vote together as a single class, together with any other class or series of Partnership Interests upon which like voting rights have been conferred. In any matter in which the LTIP Units are entitled to vote, including an action by written consent, each LTIP Unit shall be entitled to vote a Percentage Interest equal on a per unit basis to the Percentage Interest represented by each OP Unit.

                    B. Special Approval Rights. Except as provided in Section 9.A. above, holders of LTIP Units shall only (a) have those voting rights required from time to time by non-waivable provisions of applicable law, if any, and (b) have the additional voting rights that are expressly set forth in this Section 9.B. The General Partner and/or the Partnership shall not, without the affirmative vote of holders of more than 50% of the then outstanding LTIP Units affected thereby, given in person or by proxy, either in writing or at a meeting (voting separately as a class), take any action that would materially and adversely alter, change, modify or amend, whether by merger, consolidation or otherwise, the rights, powers or privileges of such LTIP Units, subject to the following exceptions:

                              (i) no separate consent of the holders of LTIP Units will be required if and to the extent that any such alteration, change, modification or amendment would equally, ratably and proportionately alter, change, modify or amend the rights, powers or privileges of the OP Units (in which event the holders of LTIP Units shall only have such voting rights, if any, as provided for in the Agreement, in accordance with Section 9.A above);

                              (ii) with respect to any merger, consolidation or other business combination or reorganization, so long as either (w) the LTIP Units are converted into OP Units immediately prior to the effectiveness of the transaction, (x) the holders of LTIP Units either will receive, or will have the right to elect to receive, for each LTIP Unit an amount of cash, securities, or other property equal to the greatest amount of cash, securities or other property paid to a holder of one OP Unit in consideration of one OP Unit pursuant to the terms of such transaction, (y) the LTIP Units remain outstanding with the terms thereof materially unchanged, or (z) if the Partnership is not the surviving entity in such transaction, the LTIP Units are exchanged for a security of the surviving entity with terms that are materially the same with respect to rights to allocations, distributions, redemption, conversion and voting as the LTIP Units and without any income, gain or loss expected to be recognized by the holder upon the exchange for federal income tax purposes (and with the terms of the OP Units or such other securities into which the LTIP Units (or the substitute security therefor) are convertible materially the same with respect to rights to allocations, distributions, redemption, conversion and voting), such merger, consolidation or other business combination or reorganization shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units, provided further, that if some, but not all, of the LTIP Units are converted into OP Units immediately prior to the effectiveness of the transaction (and neither clause (y) or (z) above is applicable), then the consent required pursuant to this Section will be the consent of the holders of more than 50% of the LTIP Units to be outstanding following such conversion;

                              (iii) any creation or issuance of Partnership Interests (whether ranking junior to, on a parity with or senior to the LTIP Units with respect to payment of distributions, rights of exchange and redemption and the distribution of assets upon liquidation, dissolution or winding up), which either (x) does not require the consent of the holders of OP Units or (y) does require such consent and is authorized by a vote of the holders of OP Units and LTIP Units voting together as a single class pursuant to Section 9.A above, together with any other class or series of units of limited partnership interest in the Partnership upon which like voting rights have been conferred, shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units; and

                              (iv) any waiver by the Partnership of restrictions or limitations applicable to any outstanding LTIP Units with respect to any holder or holders thereof shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units with respect to other holders.

          The foregoing voting provisions will not apply if, as of or prior to the time when the action with respect to which such vote would otherwise be required will be taken or be effective, all outstanding LTIP Units shall have been converted and/or redeemed, or provision is made for such redemption and/or conversion to occur as of or prior to such time.

[End of text]

ANNEX D

NOTICE OF ELECTION BY PARTNER TO CONVERT
LTIP UNITS INTO OP UNITS

          The undersigned holder of LTIP Units hereby irrevocably elects to convert the number of Vested LTIP Units in Acadia Realty Limited Partnership (the “Partnership”) set forth below into OP Units in accordance with the terms of the Amended and Restated Limited Partnership Agreement of the Partnership, as amended. The undersigned hereby represents, warrants, and certifies that the undersigned: (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Holder:

(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Conversion Date:

(Signature of Holder: Sign Exact Name as Registered with Partnership)

(Street Address)

(City)	(State)	(Zip Code)

Signature Guaranteed by:

D-1

ANNEX E

NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION
OF LTIP UNITS INTO OP UNITS

          Acadia Realty Limited Partnership (the “Partnership”) hereby irrevocably elects to cause the number of LTIP Units held by the holder of LTIP Units set forth below to be converted into OP Units in accordance with the terms of the Amended and Restated Limited Partnership Agreement of the Partnership, as amended.

Name of Holder:

(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Conversion Date:

E-1